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                                                                     Exhibit 5.1

                      [Letterhead of Sullivan & Cromwell]

                                          September 26, 2001

The PMI Group, Inc.
601 Montgomery Street,
San Francisco, California 94111.

Ladies and Gentlemen:

   In connection with the registration under the Securities Act of 1933 (the "Act") of $360,000,000 principal amount of 2.50% Senior Convertible Debentures due 2021 (the "Securities") of The PMI Group, Inc., a Delaware corporation (the "Company"), the shares of Common Stock, par value $0.01 per share, of the Company initially issuable upon conversion of the Securities (the "Shares"), and the stock purchase rights related to the Shares (the "Rights") to be issued pursuant to the Rights Agreement, dated as of January 26, 1998 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

   (1) The Securities constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Shares, when duly issued upon conversion of the Securities, will be validly issued, fully paid and nonassessable.

   (2) Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Shares have been validly issued upon conversion of the Securities, the Rights attributable to the Shares will be validly issued.

   In connection with our opinion set forth in paragraph (2) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

   The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

   With your approval, we have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture relating to the Securities has been duly authorized, executed and delivered by the Trustee thereunder, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers, that the certificates for the Shares will conform to the specimen thereof examined by us and will be duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                          Very truly yours,

                                          SULLIVAN & CROMWELL